EXHIBIT 10. 24

STOCK PURCHASE AND GRANT AGREEMENT

THIS STOCK PURCHASE AND GRANT AGREEMENT (this “Agreement”) is entered into as of October 28, 2003 (the “Effective Date”), by and between First California Bancshares, a California corporation (the “Company”), and Randall Reynoso (the “Executive”). This Agreement is entered into in connection with that certain Employment Agreement which Executive and Placer Sierra Bank are entering into effective as of October 28, 2003 (hereinafter the “Employment Agreement”).

ARTICLE 1

GRANT OF SHARES

1.1 Grant.

(a) On the terms and conditions set forth in this Agreement and in consideration of the Executive’s agreement to enter into the Employment Agreement and Executive’s agreement to purchase shares of common stock of the Company (the “Common Stock”) pursuant to Section 1.2 hereof, the Company agrees to grant to the Executive, and the Executive agrees to accept 25,000 shares of Common Stock of the Company (the “Common Stock”) at the fair market value of one share of Common Stock as of October 28, 2003 as determined in good faith by the Board of Directors of the Company (the “Granted Stock”).

(b) The Company agrees to grant to the Executive the Granted Stock in consideration of the Executive’s agreement to enter into the Employment Agreement with Placer Sierra Bank. The value of the Granted Stock as of the date of this Agreement is agreed to be at least one-hundred percent (100%) of the Fair Market Value of the Granted Stock.

1.2 Exercise of Stock Options.

(a) On the terms and conditions set forth in this Agreement, including but not limited to the grant of the Granted Stock pursuant to Section 1.1 hereof, the Executive agrees to purchase 20,233 shares of Common Stock (the “Purchased Stock”) by exercising the vested portion of each of Executive’s outstanding options to purchase Common Stock pursuant to the First California Bancshares 2002 Stock Option Plan (the “Plan”) and the three (3) stock option agreements, each with a grant date of July 1, 2002 and entered into by and between Executive and the Company pursuant to the Plan (collectively the “Stock Option Agreements”). The exercise by the Executive of the vested portion of the options represented by each of the Stock Option Agreements pursuant to this subparagraph 1.2(a) will have no effect on the terms or conditions of the unvested portion of the options represented by each of the Stock Option Agreements.

(b) Payment shall be made on the transfer date in cash or cash equivalents in an amount equal to the aggregate purchase price for all of the Purchased Stock.

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1.3 Signing Bonus. In further consideration for the Executive’s entering into the Employment Agreement, the Company will pay to the Executive on or after October 28, 2003, a one-time signing bonus (“Signing Bonus”) calculated as follows. The Signing Bonus shall be an amount equal to the result of: (a) the total value of the shares specified in section 1.1 (b) hereof multiplied by 0.4692 (the combined effective maximum federal and state income tax rate); divided by (b) 0.5308. The Signing Bonus shall be reduced by any payroll taxes and withholding required by federal, state or local law and any additional withholding to which the Executive agrees in writing.

1.4 Defined Terms. Capitalized terms not defined herein are defined in Article 4 of this Agreement.

ARTICLE 2

EXECUTIVE’S REPRESENTATIONS AND OTHER AGREEMENTS

2.1 Executive’s Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Executive hereby represents and warrants to the Company as follows:

(a) The Executive is acquiring and will hold the Acquired Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) The Executive understands that the Acquired Stock has not been registered under the Securities Act by reason of a specific exemption therefrom and that the Acquired Stock must be held indefinitely, unless it is subsequently registered under the Securities Act or the Executive obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Executive further acknowledges and understands that the Company is under no obligation to register the Acquired Stock.

(c) The Executive is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. The Executive acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d) The Executive will not sell, transfer or otherwise dispose of the Acquired Stock in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Executive agrees that he will not dispose of the Acquired Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the Acquired Stock and he has provided the Company with written assurances, in substance and form satisfactory to the Company and its counsel, that (A) the proposed disposition does not require registration of the Acquired Stock under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken, and (B) the proposed disposition will not

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result in the contravention of any transfer restrictions applicable to the Acquired Stock under the Rules of the California Corporations Commissioner.

(e) The Executive has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Acquired Stock, and the Executive has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Acquired Stock.

(f) The Executive is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Executive is able, without impairing his financial condition, to hold the Acquired Stock for an indefinite period and to suffer a complete loss of his investment in the Acquired Stock.

(g) The Executive either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or by reason of the Executive’s business or financial experience or the business or financial experience of his professional advisors, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the Executive could be reasonably assumed to have the capacity to protect his own interests in connection with the issuance of the Acquired Stock.

2.2 Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any shares of Granted Stock, or into which such shares of Granted Stock thereby become convertible shall be deemed to be shares of Granted Stock. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Granted Stock.

2.3 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Granted Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

2.4 Market Stand-Off. The Executive hereby agrees that he shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose, directly or indirectly, of any shares of Granted Stock for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that, all executive officers and directors of the Company then holding common stock of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the

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certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to such shares until the end of such period.

2.5 No Retention Rights. Nothing in this Agreement shall confer upon the Executive any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Executive) or of the Executive, which rights are hereby expressly reserved by each, to terminate his Service at any time and for any reason, with or without Cause.

2.6 Legends. The Company and the Executive acknowledge and agree that the following legend, together with such additional legends as may be provided for in any other agreements by or among the parties, shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Executive or his permitted transferees:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

If required by the authorities of any state in connection with the issuance of the Granted Stock, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

ARTICLE 3

COMPANY’S REPRESENTATIONS AND WARRANTIES

3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of California, has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement, and has all requisite corporate power and authority to transfer the Granted Stock.

3.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the transfer and delivery of the Granted Stock being granted hereunder, has been taken and this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as to rights to indemnity and contribution that may be limited by applicable laws.

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ARTICLE 4

DEFINITIONS

As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Acquired Stock” shall mean the Granted Stock and the Purchased Stock.

“Agreement” shall mean this Stock Purchase and Grant Agreement.

“Amended Articles” shall mean the Amended Articles of Incorporation of First California Bancshares, as filed with the California Secretary of State as of the effective date of this Agreement.

“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

“Cause” shall mean “Cause” as that term is defined in section 5(d) of the Employment Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

“Granted Stock” shall mean the Shares granted to the Executive pursuant to this Agreement.

“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Person” shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization, and any other entity or organization, governmental or otherwise.

“Purchased Stock” shall mean the Shares purchased by the Executive pursuant to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” shall mean service as an executive of the Company or of a Subsidiary of the Company.

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“Share” shall mean one share of Stock.

“Stock” shall mean the Common Stock of the Company as defined in the Amended Articles.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE 5

MISCELLANEOUS

5.1 Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of all parties.

5.2 Remedies. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

5.3 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally, or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the addresses indicated on the signature page(s) hereof (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier.

5.4 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

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5.5 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to conflicts of law principles thereof).

5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

5.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.8 Arbitration.

(a) In the event of any dispute, claim or controversy between the Executive and the Company (or its directors, officers, employees or agents) arising out of this Agreement both parties agree to submit such dispute, claim or controversy to final and binding arbitration before the American Arbitration Association (“AAA”) in accordance with the AAA National Rules for the Resolution of Employment Disputes.

(b) The arbitration shall be conducted by a single arbitrator selected either by mutual agreement of the Executive and the Company or, if they cannot agree, from an odd-numbered list of experienced employment law arbitrators provided by the American Arbitration Association. Each Party shall strike one arbitrator from the list alternately until only one arbitrator remains.

(c) Each Party shall have the right to conduct reasonable discovery, as determined by the arbitrator.

(d) The arbitrator shall have all powers conferred by law and a judgment may be entered on the award by a court of law having jurisdiction. The arbitrator shall render a written arbitration award that contains the essential findings and conclusions on which the award is based. The award and judgment shall be binding and final on both parties.

(e) The Company will advance the arbitrator’s fees and costs as well as any AAA administrative fees. The parties shall each advance the fees of their own attorneys and the expenses of their own witnesses. To the extent permitted by law, the Arbitrator may in his or her discretion award the prevailing party the reasonable legal fees and expenses incurred in the arbitration.

(f) This agreement to arbitrate shall continue during the term of employment and thereafter regarding any employment-related disputes.

(g) The Executive and the Company understand that by signing this Agreement, they give up their right to a civil trial and their right to a trial by jury.

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5.9 Entire Agreement. This Agreement, together with the Employment Agreement, and any other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and other agreements specifically contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

5.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

[SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Grant Agreement to be duly executed as of the date first set forth above.

COMPANY:

FIRST CALIFORNIA BANCSHARES

By:	/s/ ROBERT J. KUSHNER

Robert J. Kushner
Chairman of the Compensation Committee of the Board of Directors

First California Bancshares 525 J Street Sacramento, CA 95812 San Francisco, California 94105 Facsimile: (415) 434-9918 Attention: Robert J. Kushner

EXECUTIVE:

/s/ RANDALL REYNOSo

Randall Reynoso [address]

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